UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2005

Real Mex Restaurants, Inc.
(Exact name of Registrant as specified in its charter)
Delaware 000-1023331 13-4012902
(State or other jurisdiction Commission (IRS Employer of incorporation) File Number) Identification No.)

4001 Via Oro Avenue, Suite 200, Long Beach CA 07702
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (310) 513-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under the headings "Joinder Agreement", "Senior Unsecured Credit Facility" and "Amendment to Revolving Credit Agreement" under Item 2.01 is incorporated herein by reference.

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS CHEVYS ACQUISITION

On January 11, 2005 (the "Closing Date"), Real Mex Restaurants, Inc. ("we" or "Real Mex") through one of our subsidiaries completed the acquisition of substantially all of the assets of Chevys, Inc. and certain of its subsidiaries (the "Chevys Acquisition"). The closing of the Chevys Acquisition was subject to, among other conditions, approval of the bankruptcy court which was obtained on December 21, 2004. We announced the completion of the Chevys Acquisition in a press release dated January 11, 2005, which has been filed as Exhibit 99.1 to this report.

As a result of the Chevys Acquisition, we acquired 69 company-owned Chevys Fresh Mex® restaurants and 37 franchised restaurants located in 15 states, along with five company-owned Fuzio Universal Pasta® Restaurants and five franchised properties located in California and two other states.

Pursuant to the terms of the definitive asset purchase agreement for the Chevys Acquisition (the "Chevys Purchase Agreement"), the purchase price for the acquisition consisted of $77.9 million in cash and the assumption of certain liabilities, including ordinary course post-petition current liabilities of Chevys, Inc. and certain of its subsidiaries, approximately $6.3 million of letters of credit and approximately $0.9 million of other debt. The cash portion of the purchase price was financed with borrowings under a new Term Loan Credit Facility (as defined below) and cash on hand. In addition, as part of the consideration for the Chevys Acquisition, pursuant to the terms of the Chevys Purchase Agreement, we issued to J.W. Childs Equity Partners L.P ("J.W. Childs") and its affiliate, JWC Chevys Co-Invest, LLC ("JWC Co-Invest", and, together, with J.W. Childs, "JWC"), in a private placement and subject to the registration requirements under the Securities Act of 1933, as amended, an aggregate of 41,360 shares of our Class A Common Stock, 2,064 shares of our Series A 12.5% Cumulative Compounding Preferred Stock, 1,393 shares of our Series B 13.5% Cumulative Compounding Preferred Stock, 1,946 shares of our Series C 15% Cumulative Compounding Participating Preferred Stock and options to purchase 3,485 shares of our Class A Common Stock (which options are fully-vested and exercisable at prices ranging from $5 to $92 per share. The cash and equity portions of the purchase price are subject to adjustment in the event that certain administrative and exit costs exceed certain levels.

Joinder Agreement

On the Closing Date, we entered into an Joinder Agreement (the "Joinder Agreement") with JWC and certain of our stockholders, a copy of which has been filed as Exhibit 10.1 to this report.

Pursuant to the Joinder Agreement, JWC (i) became bound by and entitled to receive the benefits of certain provisions of our Amended and Restated Securities Holders Agreement, (ii) became subject to certain transfer restrictions with respect to securities of ours owned by JWC, (iii) was granted certain preemptive rights with respect to future issuances of certain of our securities, and (iv) became entitled to designate a representative to our board of directors. In accordance with the terms of the Joinder Agreement, effective upon the closing of the Chevys Acquisition, the size of our board of directors was increased to eight directors and Jeffrey J. Teschke was elected as the representative of JWC.

Senior Unsecured Credit Facility

On the Closing Date, we entered into a $75 million senior unsecured credit facility (the "Term Loan Credit Agreement") with certain financial institutions (the "Term Loan Lenders"), Deutsche Bank Securities, Inc., as documentation agent, and Credit Suisse First Boston, as administrative agent for the Term Loan Lenders and as sole bookrunner and lead arranger, a copy of which has been filed as Exhibit 10.2 to this report.

The Term Loan Credit Agreement consists of a single term loan (the "Term Loan") maturing in December 2008. On the Closing Date, we borrowed the entire $75 million principal amount of the Term Loan, all of which was used to finance a portion of the cash consideration of the Chevys Acquisition and to pay related expenses. Interest on the Term Loan accrues, at our option, at either (1) the greater of prime and the rate which is 1/2 of 1% in excess of federal funds rate, plus 8.5% or (2) a reserve adjusted Eurodollar rate, plus 9.5%.

The Term Loan Credit Agreement contains restrictions on, among other things, our ability to incur additional indebtedness, make certain distributions, sell assets and make capital expenditures, and requires us to comply with certain leverage and interest coverage ratios. In addition, the Term Loan Credit Agreement contains other customary affirmative and negative covenants, representations and warranties and events of default, in each case as set forth in the Term Loan Credit Agreement filed herewith.

We may elect to repay our obligations under the Term Loan Credit Agreement at any time in whole or in part. If we repay our obligations prior to the second anniversary of the Closing Date, we must pay a premium on the amount prepaid equal to 3.0% of any principal payment made prior to January 11, 2006 or 1.5% of any payment made between January 11, 2006 and January 11, 2007.

Amendment to Revolving Credit Agreement

On the Closing Date, we entered into a Second Amendment and Consent (the "Second Amendment"), a copy of which has been filed as Exhibit 10.3 to this report. The Second Amendment amended the Company's Amended and Restated Revolving Credit Agreement (the "Revolving Credit Agreement"), dated March 31, 2004, by and among Real Mex, certain of our subsidiaries and Fleet National Bank (the "Agent") as administrative agent for the lenders thereto (the "Revolving Credit Lenders").

Pursuant to the Second Amendment, the Revolving Credit Lenders and Agent (1) terminated a waiver and release previously entered into relating to the sale of certain of our assets, (2) consented to the completion of the Chevys Acquisition, (3) consented to the incurrence of indebtedness by us under the Term Loan Credit Agreement, and (4) amended certain terms of the Revolving Credit Agreement, including, without limitation, covenants relating to capital expenditures, minimum liquidity, cash flow ratios and leverage ratios, and certain restrictions on, among other things, our ability to incur additional indebtedness and to make restricted payments.

In addition, the Second Amendment changed the maturity date for the Revolving Credit Agreement to June 30, 2008 (subject to extension to March 31, 2009 under certain circumstances), and increased the limit for letters of credit availability from $15 million (plus an applicable sublimit) to $30 million.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

The information set forth under the heading "Senior Unsecured Credit Facility" under Item 2.01 is incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities

The information set forth under the heading "Chevys Acquisition" under Item 2.01 is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATES AND EXHIBITS

(a)      Financial Statements of Businesses Acquired.

The financial statements required by this item will be included in an amendment to this Form 8-K, which will be filed within 71 calendar days after the date this initial report on Form 8-K was required to be filed.

(b)     Pro Forma Financial Information.

The pro forma financial information required by this item will be included in an amendment to this Form 8-K, which will be filed within 71 calendar days after the date this initial on Form 8-K was required to be filed.

(c)     Exhibits

The following exhibits are filed with this Report:

10.1 - Joinder Agreement, dated January 11, 2005

10.2 - Term Loan Credit Agreement, dated January 11, 2005

10.3 - Second Amendment and Consent, dated January 11, 2005

99.1 - Press Release Announcing Completion of Chevys
          Acquisition, dated January 11, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Dated: January 18, 2005	By:	/s/ Steven Tanner
Steven Tanner
Chief Financial Officer

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